As filed with the Securities and Exchange Commission on June 27, 2007

                                                  Registration No. 333 - _______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          -----------------------------

                             CENTRAL JERSEY BANCORP
             (Exact name of registrant as specified in its charter)

            New Jersey                                           22-3757709
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                627 Second Avenue
                          Long Branch, New Jersey 07740
   (Address, including zip code, of registrant's principal executive offices)

                          -----------------------------

  Central Jersey Bank, N.A. Employees' Savings & Profit Sharing Plan and Trust

                            (Full title of the plan)

                          -----------------------------

                                JAMES S. VACCARO
                      President and Chief Executive Officer
                             Central Jersey Bancorp
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300
 (Name, address and telephone number, including area code, of agent for service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                       Proposed
                                                    Proposed            maximum        Amount of
Title of securities to be        Amount to be   maximum offering  aggregate offering  registration
registered                      registered (1)   price per share         price            fee
--------------------------------------------------------------------------------------------------
Common Stock,
$0.01 par value, of Central
Jersey Bancorp                    500,000 (2)        $8.05 (2)        $4,025,000          $124

TOTAL REGISTRATION
FEE                                                                                       $124


(1) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such additional indeterminate numbers of shares as may become issuable pursuant to anti-dilution provisions of the Central Jersey Bank, N.A. Employees' Savings & Profit Sharing Plan and Trust (the "Plan") and to adjust for the occurrence of certain corporate transactions or events, including, without limitation, a stock split or stock dividend.

(2) The 500,000 shares of common stock represent an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the Plan is equal to the average of the high and low prices of the Common Stock of the Registrant on June 25, 2007 on the Nasdaq Global Market and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

         This registration statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. 230.462.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Items 1 and 2.   Plan Information; Registrant Information and Employee Plan
                 Annual Information



         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

         The following documents filed by Central Jersey Bancorp (the "Registrant") with the Commission are hereby incorporated by reference in this registration statement as of their respective dates:

                  a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Commission on March 16, 2007, which contains audited consolidated financial statements of the Registrant for the most recent year for which such statements have been filed, as amended by Form 10-K/A filed with the Commission on April 30, 2007.

                  b)       All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in paragraph (a) above.

                  c) The Registrant's registration statement on Form S-8 (registration no. 333-122468), which contains a description of the Registrant's common stock.

         In addition, all documents subsequently filed by the Registrant and the Plan pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and made a part hereof from the date such documents are filed. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.          Description of Securities.

         The Registrant's common stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the common stock is not required herein.

Item 5.          Interests of Named Experts and Counsel.

         Not applicable.

Item 6.          Indemnification of Directors and Officers.

         Section 14A:2-7 of the New Jersey Business Corporation Act ("NJBCA") permits a corporation organized under the laws of the State of New Jersey to limit in the corporation's certificate of incorporation the personal liability of the corporation's directors and officers to the corporation and its shareholders. The Registrant has limited in its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") the personal liability of its directors and officers to the Registrant and its shareholders to the extent permitted by Section 14A:2-7 of the NJBCA. The Registrant's Certificate of Incorporation specifically provides that a director or officer of the Registrant shall have no personal liability to the Registrant or its shareholders for damages for a breach of fiduciary duty, provided that liability shall not be eliminated for breaches of the duty of loyalty to the Registrant and its shareholders, for acts or omissions not in good faith or which involve a knowing violation of law, or for any transactions from which the director or officer derived an improper personal benefit.

         Section 14A:3-5 of the NJBCA permits a corporation organized under the laws of the State of New Jersey to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the agent's expenses; provided, that the agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. The Registrant's Amended and Restated By-laws (the "By-laws") expressly authorize us to provide this indemnification to our directors and officers.

         The By-laws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the Registrant's request as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, in any such capacity or arising from his or her status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the By-laws. In that connection, the Registrant maintains a liability insurance policy providing coverage for the directors and officers of the Registrant and its bank subsidiary, Central Jersey Bank, National Association, in an amount up to $15,000,000 for any single event.

Item 7.          Exemption from Registration Claimed.

         Not applicable.

Item 8.          Exhibits.


Exhibit Number                             Description
--------------                             -----------

     5.1 Copy of the Internal Revenue Service determination letter, dated March 7, 2002, that the Plan is qualified under Section 401 of the Internal Revenue Code.

     23.1         Consent of KPMG LLP.

     24.1 Powers of Attorney for each officer and director of Central Jersey Bancorp executing this registration statement (included in the signature pages to this registration statement).

Item 9.          Undertakings.

         The Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in such prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that (i) and (ii) herein do not apply if the information required to be included in a post-effective amendment by such provisions is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purpose of determining any liability under the Securities Act, each filing of the Registrant's and Plan's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Branch, State of New Jersey, on the 26th day of June, 2007.

                                      CENTRAL JERSEY BANCORP
                                      (Registrant)



                                      By:     /s/ James S. Vaccaro
                                          -------------------------------------
                                          James S. Vaccaro
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Vaccaro and his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                           Title                           Date
         ----------                           -----                           ----

    /s/ George S. Callas         Chairman of the Board of Directors      June 26, 2007
---------------------------
      George S. Callas

    /s/ James S. Vaccaro           President and Chief Executive         June 26, 2007
---------------------------       Officer and Director (Principal
      James S. Vaccaro                   Executive Officer)

    /s/ Robert S. Vuono           Senior Executive Vice President,       June 26, 2007
---------------------------     Chief Operating Officer, Secretary
      Robert S. Vuono                     and Director


                                       6

         Signatures                           Title                           Date
         ----------                           -----                           ----

 /s/ Anthony Giordano, III        Executive Vice President, Chief        June 26, 2007
---------------------------       Financial Officer and Treasurer
   Anthony Giordano, III              (Principal Financial and
                                        Accounting Officer)

     /s/ James G. Aaron                     Director                     June 26, 2007
---------------------------
       James G. Aaron

     /s/ Mark R. Aikins                     Director                     June 26, 2007
---------------------------
       Mark R. Aikins

                                            Director                     June 26, 2007
---------------------------
   Nicholas A. Alexander

   /s/ John A. Brockriede                   Director                     June 26, 2007
---------------------------
     John A. Brockriede

    /s/ James P. Dugan                      Director                     June 26, 2007
---------------------------
       James P. Dugan

    /s/ M. Claire French                    Director                     June 26, 2007
---------------------------
      M. Claire French

                                            Director                     June 26, 2007
---------------------------
     William H. Jewett

  /s/ Paul A. Larson, Jr.                   Director                     June 26, 2007
---------------------------
    Paul A. Larson, Jr.

     /s/ John F. McCann                     Director                     June 26, 2007
---------------------------
       John F. McCann

    /s/ Carmen M. Penta                     Director                     June 26, 2007
---------------------------
      Carmen M. Penta

                                            Director                     June 26, 2007
---------------------------
       Mark G. Solow

         Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Branch, State of New Jersey, on the 26th day of June, 2007.



                                            CENTRAL JERSEY BANK, N.A.
                                            EMPLOYEES' SAVINGS & PROFIT
                                            SHARING PLAN AND TRUST



                                            By:    /s/ Gail M. Corrigan
                                                ---------------------------
                                                Gail M. Corrigan
                                                Plan Administrator

                                  EXHIBIT INDEX

       Exhibit Number                        Description
       --------------                        -----------

            5.1 Copy of the Internal Revenue Service determination letter, dated March 7, 2002, that the Plan is qualified under Section 401 of the Internal Revenue Code.

            23.1        Consent of KPMG LLP.

            24.1 Powers of Attorney for each officer and director of Central Jersey Bancorp executing this registration statement (included in the signature pages to this registration statement).